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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) MAY 23, 2000


                               TRC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         1-9947                       06-0853807
----------------------------           ----------------                  ----------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer Identification
       incorporation)                                                      Number)

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                5 Waterside Crossing
                Windsor, Connecticut                              06095
     ------------------------------------------            ------------------
       (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (860) 298-9692


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 23, 2000, the Company completed the acquisition of the outstanding capital stock of Lowney Associates, a geotechnical and environmental services firm headquartered in Mountain View, California. The capital stock was acquired from a group of employee shareholders who had no prior relationships with the Company. The purchase price of approximately $5.5 million (before contingent consideration) consisted of $3.8 million in cash and 165,000 shares of the Company's common stock valued using the average closing price of the stock for the 30-day period ended May 5, 2000. The Company may make additional payments if certain pre-tax profit goals are achieved in each of the next three fiscal years. The acquisition, which was effective May 1, 2000, has been accounted for using the purchase method of accounting.

The Company funded the cash portion of the purchase price through its existing revolving credit facility with Fleet National Bank.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) and (b) Financial Statements of Business Acquired and Pro Forma
         Financial Information

These financial statements and the pro forma financial information are in process of being prepared and will be filed as an amendment to this report as soon as practicable, but not later than August 5, 2000.

         (c)  Exhibits - none



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TRC COMPANIES, INC.




June 2, 2000                     by:    /s/  Harold C. Elston, Jr.
                                    -----------------------------------------
                                             Harold C. Elston, Jr.
                             Senior Vice President and Chief Financial Officer
                                           (Chief Accounting Officer)